Exhibit 99.1

OpGen Reports First Quarter 2023 Financial Results and Provides Business Update

•	Total revenue for the first quarter of 2023 was approximately $0.91 million, an increase of approximately 94% compared to the first quarter of 2022
•	Expanded U.S. growth opportunities with the Unyvero UTI De Novo FDA submission and Unyvero distribution partnership with Fisher Healthcare
•	Met all remaining key milestones of the FIND collaboration for Unyvero A30
•	Management conference call scheduled for May 15, 2023, at 4:30 p.m. EST

ROCKVILLE, Md., May 15, 2023 (GLOBE NEWSWIRE) – OpGen, Inc. (Nasdaq: OPGN, “OpGen” or “the Company”), a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease, reported its first quarter 2023 financial and operating results. Management will host an investor call to discuss quarterly results and provide a business update.

Oliver Schacht, President & CEO of OpGen, commented, “The beginning of this year has been a news rich period. It's clear the momentum during the first quarter has carried over to the second quarter. We look forward to our near-term strategic goals and continue to focus on executing on our operational and commercial plans.”

Mr. Schacht continued, “We continue to see revenue growth opportunities for our Unyvero products and Ares Genetics’ services globally and especially here in the U.S. We recently announced our distribution partnership for Unyvero products with Fisher Healthcare, and we believe will create traction and momentum for our Unyvero sales in the U.S. under this distribution partnership in the coming quarters and beyond.”

First Quarter 2023 Financial Results of OpGen, Inc.

•	Total revenue for the first quarter of 2023 was approximately $0.91 million, an increase of approximately 94% over the company’s revenue of $0.47 million in the first quarter of 2022. Compared to the fourth quarter 2022 revenue of $0.72 million, OpGen achieved a 26% revenue increase in the first quarter of 2023.
•	Total operating expenses decreased in the first quarter of 2023 to $6.0 million compared to $6.3 million for the same quarter in 2022.
•	Cash and cash equivalents were approximately $7.0 million as of March 31, 2023, compared with $7.4 million as of December 31, 2022.

During the year to date period, the Company reached the following key milestones:

•	OpGen subsidiary, Curetis, met all remaining key milestones in its R&D collaboration project with the Foundation for Innovative New Diagnostics (FIND).
•	Signed a short-term expansion of Curetis’ R&D collaboration with FIND. The work already completed under the collaboration was expanded by three work packages, which increased total project volume to up to approximately $913 thousand in revenue.
•	Submitted a De Novo classification request to the FDA for the marketing authorization of Unyvero Urinary Tract Infection (UTI) panel. The Company received confirmation from the FDA that the submission is complete, and that they have initiated substantive review. If cleared, the Unyvero UTI would become the first ever rapid multiplex sample-to-answer IVD test for urinary tract infections available in the U.S.
•	Entered a non-exclusive distribution agreement with Fisher Healthcare, a part of Thermo Fisher Scientific. This agreement is for the distribution of the Unyvero A50 platform and in vitro diagnostic tests for pneumonia and urinary tract infections.
•	Entered into a strategic advisory agreement to support Unyvero A30 corporate business development in China and engage in frequent, ongoing dialog with our Chinese partners.
•	OpGen subsidiary, Ares Genetics, announced that they were granted a key patent in China. The patent covers the identification and diagnostic use of genomic variants for the diagnosis of antibiotic resistant bacteria infections.
•	Closed $7.5 million and $3.5 million public offerings with net proceeds to be used, among other things, for the support of commercialization of the Acuitas AMR Gene Panel, products on the Unyvero platform, development of the ARES database, and to support direct sales and marketing as well as repayment of certain indebtedness to the EIB.

The Company reiterates and updates its guidance for 2023 as follows:

•	net cash consumption of around $4.5 to $5 million per quarter from its current operations;
•	continue pursuing significant revenue growth opportunities, especially with Unyvero product sales and ARESiss services, both in the U.S. and internationally;
•	actively pursue the commercial opportunities in our funnel;
•	expect global revenues from our products, services and collaborations for 2023 to be in the range of approximately $4 to $5 million;
•	engage in interactive review with the FDA towards a clearance decision on the De Novo classification request for the Unyvero UTI panel;
•	recognize approximately $180 thousand in the second quarter for the additional work packages from the FIND collaboration;
•	expect continued revenue generation and growth under the collaboration between Curetis and BioVersys during 2023 and 2024 as the BioVersys clinical trial progresses;
•	prioritize non-dilutive financing with several multi-million dollar proposals already submitted or currently being prepared for submission, recognizing that the Company needs a strong balance sheet to support and provide co-funding for projects under any such agreements.

Conference Call Information

OpGen’s management will host a conference call today, May 15, 2023 at 4:30 p.m. EST, to review the first quarter 2023 financial results and business activities, as well as answer analyst questions.

Conference Call Details

U.S. Dial-in Number: 1-877-704-4453

International Dial-in Number: 1-201-389-0920

Conference ID: 13738364

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1611539&tp_key=76976884dc

Following the conclusion of the conference call, a replay will be available through May 29th, 2023. The live, listen-only webcast of the conference call may also be accessed by visiting the Investors section of the Company’s website at www.opgen.com. A replay of the webcast will be available following the conclusion of the call and will be archived on the Company’s website under Financials & Filings. Replay access information is below:

Replay Details

U.S. Dial-in Number: 1-844-512-2921

International Dial-in Number: 1-412-317-6671

Replay PIN: 13738364

About OpGen, Inc.

OpGen, Inc. (Rockville, Md., U.S.A.) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with our subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s current product portfolio includes Unyvero, Acuitas AMR Gene Panel, and the ARES Technology Platform including ARESdb, NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction including ARESiss, ARESid, ARESasp, and AREScloud, as well as the Curetis CE-IVD-marked PCR-based SARS-CoV-2 test kit.

For more information, please visit www.opgen.com

Forward-Looking Statements

This press release includes statements regarding the first quarter 2023 and the current business of OpGen.

These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the success of our commercialization efforts, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from recent financings, our ability to satisfy debt obligations under our loan with the European Investment Bank, the effect of the military action in Russia and Ukraine on our distributors, collaborators and service providers, our liquidity and working capital requirements, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Investor & Press Contact:
Alyssa Factor
Edison Group
afactor@edisongroup.com

OpGen, Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$7,039,375	$7,440,030
Accounts receivable, net	666,765	514,372
Inventory, net	1,577,762	1,345,137
Prepaid expenses and other current assets	1,455,815	1,355,949
Total current assets	10,739,717	10,655,488
Property and equipment, net	3,666,823	3,457,531
Finance lease right-of-use assets, net	2,671	3,500
Operating lease right-of-use assets	2,139,974	1,459,413
Intangible assets, net	7,398,333	7,440,974
Strategic inventory, net	2,066,795	2,300,614
Other noncurrent assets	497,055	495,629
Total assets	$26,511,368	$25,813,149
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$266,637	$420,821
Accrued compensation and benefits	1,424,602	1,097,654
Accrued liabilities	1,436,014	1,526,204
Deferred revenue	46,003	142,061
Current maturities of long-term debt	4,959,417	7,023,901
Short-term finance lease liabilities	2,803	3,364
Short-term operating lease liabilities	500,994	377,626
Total current liabilities	8,636,470	10,591,631
Long-term debt, net	5,358,433	4,850,686
Long-term finance lease liabilities	—	280
Long-term operating lease liabilities	3,121,433	2,566,138
Derivative liabilities	88,635	99,498
Other long-term liabilities	129,213	129,368
Total liabilities	17,334,184	18,237,601
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 5,495,546 and 2,899,911 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	54,955	28,999
Additional paid-in capital	288,326,377	281,167,161
Accumulated deficit	(278,561,375)	(272,824,772)
Accumulated other comprehensive loss	(642,773)	(795,840)
Total stockholders’ equity	9,177,184	7,575,548
Total liabilities and stockholders’ equity	$26,511,368	$25,813,149

OpGen, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three months ended March 31,
	2023	2022
Revenue
Product sales	$410,897	$366,052
Laboratory services	21,673	42,929
Collaboration revenue	480,874	60,764
Total revenue	913,444	469,745
Operating expenses
Cost of products sold	592,378	291,997
Cost of services	128,306	30,562
Research and development, net	1,812,831	2,316,441
General and administrative	2,423,953	2,625,053
Sales and marketing	1,026,087	1,051,432
Total operating expenses	5,983,555	6,315,485
Operating loss	(5,070,111)	(5,845,740)
Other (expense) income
Interest and other income	30,106	3,121
Interest expense	(617,298)	(1,269,581)
Foreign currency transaction (losses) gains	(91,994)	198,740
Change in fair value of derivative financial instruments	12,694	109,744
Total other expense	(666,492)	(957,976)
Loss before income taxes	(5,736,603)	(6,803,716)
Provision for income taxes	—	—
Net loss	$(5,736,603)	$(6,803,716)
Net loss available to common stockholders	$(5,736,603)	$(6,803,716)
Basic and diluted net loss per share attributable to common stockholders	$(1.25)	$(2.93)
Weighted average shares outstanding - basic and diluted	4,577,269	2,324,184
Net loss	$(5,736,603)	$(6,803,716)
Other comprehensive income (loss) - foreign currency translation	153,067	(483,849)
Comprehensive loss	$(5,583,536)	$(7,287,565)